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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 24, 2005


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

                                 --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 24, 2005, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and nine months ended July 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1. Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.

ITEM 8.01   OTHER EVENTS

In the August 24, 2005 press release, Synovis reported third-quarter consolidated net revenue of $15.6 million, a 3 percent increase over $15.1 million in the same period last year. The company reported net income of $355,000, or $0.03 per diluted share, versus net income of $187,000, or $0.02 per diluted share, in the year-earlier period. In the first nine months of fiscal 2005, consolidated net revenue rose 7 percent to $43.4 million from $40.4 million in the first nine months of fiscal 2004. Consolidated net income was $601,000, or $0.05 per diluted share, compared with $1.1 million, or $0.09 per diluted share, in the first nine months of last fiscal year.

The consolidated gross margin was 35 percent in the quarter compared to 37 percent in the third quarter of last fiscal year. Cash, cash equivalents and short-term investments totaled $42.4 million at July 31, 2005, compared to $41.8 million at the end of the fiscal second quarter. The cash and investment balances generated $263,000 of interest income in the third quarter, and nearly all is exempt from federal income tax. Year-to-date, the effective tax rate was 15 percent, down from 30 percent for the first six months of fiscal 2005, due to the level of tax-exempt interest income and R&D credits relative to pretax income. The third-quarter tax provision was zero, the result of applying the lower effective tax rate to year-to-date pretax income.

INTERVENTIONAL BUSINESS

Interventional business revenue rose to $9.0 million in the fiscal 2005 third quarter, up 10 percent over revenue of $8.2 million in the same period of fiscal 2004. Revenue from manufacturing transferred to Synovis Caribe during the third quarter increased to $2.4 million, up 49 percent from the same quarter of fiscal 2004. The interventional business reported operating income of $171,000, compared to an operating loss of $412,000 in the year-ago period. The third-quarter interventional margin was 22 percent, a five-point increase over the same period of last year.

SURGICAL BUSINESS

In the third quarter, surgical business revenue was $6.6 million, down 5 percent from $7.0 million in the year-ago period. The surgical business generated $428,000 in operating income, a decrease of $743,000 from the same period last year, and an increase of 102 percent over the second quarter of fiscal 2005. In the quarter, revenue from Peri-Strips(R), the company's staple line buttress, totaled $2.1 million compared to $3.2 million in the year-ago period. On a sequential quarter basis, Peri-Strips revenue is down 3 percent. The surgical business' third-quarter gross margin was 53 percent, a seven percent decrease form the same period of last year, largely due to the discontinuation of a mature product line, the Biograft. This action led to discounted sales of this product, as well as a one-time $185,000 write-off of raw material and finished goods inventory. The combination of discounted product and inventory write-offs reduced the gross margin by more than 5 percentage points in the period.

Microsurgery product sales rose 91 percent to $772,000 in the third quarter of fiscal 2005 compared to the year-ago period. Within this category, sales of our Microvascular Anastomotic Coupler and Coupler delivery instruments showed a 70 percent quarter-over-quarter increase. The Neurotube(R), a product used to regenerate nerves, which Synovis acquired in December 2004, contributed $110,000 of revenue in the quarter.





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SYNOVIS LIFE TECHNOLOGIES, INC.

Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                                Three Months Ended                     Nine Months Ended
                                                      July 31                              July 31
                                              2005              2004               2005                 2004
                                              ----              ----               ----                 ----

Net revenue                                $ 15,636          $ 15,145           $ 43,425            $ 40,407
Cost of revenue                              10,196             9,593             27,358              23,592
Gross margin                                  5,440             5,552             16,067              16,815
Gross margin percentage                         35%               37%                37%                 42%
Selling, general and
administrative                                4,407             4,076             12,807              12,324
Research and development                        897             1,129              3,069               2,933
Other                                            44               153                130                 153
Operating income                                 92               194                 61               1,405
Interest, net                                   263                86                645                 211
Income before provision for
income taxes                                    355               280                706               1,616

Provision for income taxes                       --                93                105                 527

Net income                                 $    355          $    187           $    601            $  1,089

Basic earnings per share                   $   0.03          $   0.02           $   0.05            $   0.09
Diluted earnings per share                 $   0.03          $   0.02           $   0.05            $   0.09


Weighted average basic
   shares outstanding                        11,809            11,532             11,766              11,496
Weighted average diluted shares
     outstanding                             11,985            11,876             12,008              12,002

Business Segment Information (unaudited)
(In thousands)

                                               Three Months Ended                 Nine Months Ended
                                                     July 31                           July 31
                                              2005             2004            2005                2004
                                              ----             ----            ----                ----

Net revenue
    Surgical business                     $   6,608        $   6,950        $  19,101            $  20,250
    Interventional business                   9,028            8,195           24,324               20,157
                                          ---------        ---------        ---------            ---------
    Total                                 $  15,636        $  15,145        $  43,425            $  40,407

Gross margin
    Surgical business                     $   3,484        $   4,200        $  10,976            $  12,903
    Interventional business                   1,956            1,352            5,091                3,912
                                          ---------        ---------        ---------            ---------
    Total                                     5,440        $   5,552        $  16,067            $  16,815

Gross margin percentage
    Surgical business                           53%              60%              57%                  64%
    Interventional business                     22%              17%              21%                  19%
    Total                                       35%              37%              37%                  42%

Operating income (loss)
    Surgical business                     $     428        $   1,171        $   1,517            $   4,016
    Interventional business                     171             (412)              65               (1,236)
    Corporate and other                        (507)            (565)          (1,521)              (1,375)
                                          ---------        ---------        ---------            ---------
    Total                                 $      92        $     194        $      61            $   1,405









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Condensed Consolidated Balance Sheets (unaudited)
As of July 31, 2005 and Oct. 31, 2004
(in thousands, except share and per share data)

                                                                                 2005                      2004
                                                                           ------------------        ------------------

ASSETS
Current assets:
Cash and cash equivalents                                                      $      6,378              $    15,369
Short-term investments                                                               36,045                   26,931
Accounts receivable, net                                                              8,232                    7,722
Inventories                                                                          10,375                   11,591
Other                                                                                 3,136                    3,555
                                                                               ------------              -----------
    Total current assets                                                             64,166                   65,168


Property, plant and equipment, net                                                   13,882                   13,704
Goodwill and other intangible assets, net                                             7,672                    6,853
                                                                               ------------              -----------
    Total assets                                                               $     85,720              $    85,725
                                                                               ============              ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                          $      5,184              $     6,457
Current maturities of long-term obligations                                              12                       40
                                                                               ------------              -----------
    Total current liabilities                                                         5,196                    6,497


Deferred income tax liability, net                                                    1,001                    1,227
                                                                               ------------              -----------
    Total liabilities                                                                 6,197                    7,724
                                                                               ------------              -----------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
Common stock: authorized 20,000,000 shares of $.01 par value;
      issued and outstanding, 11,849,710 and
      11,713,700 at July 31, 2005 and October 31, 2004,                                 118                      117
      respectively
Additional paid-in capital                                                           73,534                   72,614
Retained earnings                                                                     5,871                    5,270
                                                                               ------------              -----------
    Total shareholders' equity                                                       79,523                   78,001
                                                                               ------------              -----------
    Total liabilities and shareholders' equity                                 $     85,720              $    85,725
                                                                               ============              ===========


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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

         (99.1) Synovis Life Technologies, Inc. News Release August 24, 2005.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: August 24, 2005                     By:  /s/ Brett Reynolds
                                                --------------------------------
                                                Brett Reynolds
                                                Vice-President of Finance, Chief
                                                Financial Officer and Corporate
                                                Secretary




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                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION                                      METHOD OF FILING
------------- --------------------------------------------------------- --------------------------------------------

   (99.1)     Synovis Life Technologies, Inc. News Release dated        Filed herewith electronically.
              August 24, 2005